     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 2001
                                                      REGISTRATION NO. 333-47428
   ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                          POST-EFFECTIVE AMENDMENT NO.1

                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                               FIFTH THIRD BANCORP
                          -----------------------------
             (Exact name of registrant as specified in its charter)

             OHIO                                              31-0854434
-------------------------------                            ---------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263
                            -------------------------
                         (Address of principal executive
                          offices, including zip code)

                          Ottawa Financial Corporation
                1995 Stock Option and Incentive Plan, as amended
                ------------------------------------------------
                            (Full title of the plan)

                                                             Copy To:
         PAUL L. REYNOLDS, ESQ.                      RICHARD G. SCHMALZL, ESQ.
         FIFTH THIRD BANCORP                         H. SAMUEL LIND, ESQ.
         38 FOUNTAIN SQUARE PLAZA                    GRAYDON HEAD & RITCHEY LLP
         CINCINNATI, OHIO 45263                      511 WALNUT STREET
         1900 FIFTH THIRD CENTER                     CINCINNATI, OHIO 45202
         (513) 579-5300                              (513) 621-6464
         (513) 744-6757 (FAX)                        (513) 651-3836 (FAX)
         (Name, address and telephone
         number, including area code,
         of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------ --------------------- ----------------------- ------------------
 TITLE OF EACH CLASS                         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
    OF SECURITIES         AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING       REGISTRATION
   TO BE REGISTERED       REGISTERED(1)           SHARE                  PRICE                   FEE
----------------------- ------------------ --------------------- ----------------------- ------------------
   COMMON STOCK, NO      378,766 SHARES            N/A                    N/A                 N/A(2)
 PAR VALUE PER SHARE
----------------------- ------------------ --------------------- ----------------------- ------------------

(1) This Post-Effective Amendment No. 1 on Form S-8 to Form S-4 covers 378,766 shares of common stock originally registered on the Registration Statement on Form S-4 to which this Amendment relates. These 378,766 shares of common stock are issuable pursuant to options granted to certain directors, officers and employees of Ottawa Financial Corporation assumed by the Registrant. See "Purpose of Amendment."

(2) The Registrant previously paid $56,026.38 upon the initial filing of this Registration Statement to register 4,700,000 shares of common stock issuable to the shareholders of Ottawa Financial Corporation including the 378,766 shares of common stock which may be issued pursuant to exercises of the options described above.

  ============================================================================

                              PURPOSE OF AMENDMENT

         The purpose of this Post-Effective Amendment No. 1 is to register, on Form S-8, 378,766 shares of common stock, no par value per share, of Fifth Third Bancorp previously registered on Form S-4 (Registration No. 333-47428) for issuance pursuant to options granted to certain directors, officers and employees of Ottawa Financial Corporation under its 1995 Stock Option and Incentive Plan, as amended, pursuant to the terms and conditions of an Affiliation Agreement dated as of August 31, 2000, between Fifth Third and Ottawa, which provided for the merger of Ottawa with and into Fifth Third. The merger was consummated on December 8, 2000.

PART I        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

         The documents containing the information required in Part I of the registration statement will be provided to each option holder as required by Rule 428(b)(1). Such documents are not being filed with the SEC in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.       Incorporation of Documents by Reference.
              ----------------------------------------

         The following documents, as filed with the Commission, are incorporated herein by reference:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

         (3) the Registrant's Current Reports on Form 8-K filed with the SEC on June 21, July 17 and November 20, 2000; and

         (4) the description of the Registrant's Common Stock contained in a registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interest of Named Experts and Counsel.
                  -------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets. In addition,

Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Fifth Third.

         The code of regulations of Fifth Third provides that Fifth Third shall indemnify each director and each officer of Fifth Third, and each person employed by Fifth Third who serves at the written request of the President of Fifth Third as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, to the full extent permitted by Ohio law. Fifth Third may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

         Fifth Third carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  ---------

Exhibit           Description of Exhibit
-------           ----------------------

 4.1              Amended Articles of  Incorporation, as amended*
 4.2              Code of Regulations, as amended*
 5.1              Opinion of Counsel employed by Fifth Third Bancorp**
23.1 Consent of Counsel employed by Fifth Third Bancorp (included in Exhibit 5.1)**
23.2              Consent of Deloitte & Touche LLP
--------------------------------------------------
*        Incorporated by reference.  See Exhibit Index.
**       Previously filed.

Item 9.           Undertakings
                  ------------

A.       INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       SUBSEQUENT EXCHANGE OF DOCUMENTS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       OTHER

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-47428 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on January 5, 2001.

                               FIFTH THIRD BANCORP

                               By:      /s/ GEORGE A. SCHAEFER, JR.
                                        ---------------------------
                                        George A. Schaefer, Jr.
                                        President and Chief  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-47428 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


/s/ GEORGE A. SCHAEFER, JR.                    Date: January 5, 2001
------------------------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer


Principal Financial Officer:


/s/ NEAL E. ARNOLD                             Date: January 5, 2001
------------------------------------------
Neal E. Arnold

Chief Financial Officer, Executive Vice
President and Treasurer

Principal Accounting Officer:


/s/ ROGER W. DEAN                              Date: January 5, 2001
------------------------------------------
Roger W. Dean
Controller

Directors of the Company:

/s/ DARRYL F. ALLEN*                                 Date: January 5, 2001
------------------------------------------
Darryl F. Allen

                                                     Date:
------------------------------------------
John F. Barrett


                                                     Date:
------------------------------------------
Gerald V. Dirvin



                                                     Date:
------------------------------------------
Thomas B. Donnell



/s/ RICHARD T. FARMER*                               Date: January 5, 2001
------------------------------------------
Richard T. Farmer

                                                     Date:
------------------------------------------
Joseph H. Head, Jr.



/s/ JOAN R. HERSCHEDE*                               Date: January 5, 2001
------------------------------------------
Joan R. Herschede

/s/ ALLEN M. HILL*                                   Date: January 5, 2001
------------------------------------------
Allen M. Hill

/s/ WILLIAM G. KAGLER*                               Date: January 5, 2001
------------------------------------------
William G. Kagler

/s/ JAMES D. KIGGEN*                           Date: January 5, 2001
------------------------------------------
James D. Kiggen

                                               Date:
------------------------------------------
Robert L. Koch, II


/s/ MITCHEL D. LIVINGSTON*                     Date: January 5, 2001
------------------------------------------
Mitchel D. Livingston, Ph.D.



/s/ ROBERT B. MORGAN*                          Date: January 5, 2001
------------------------------------------
Robert B. Morgan

/s/ DAVID E. REESE*                            Date: January 5, 2001
------------------------------------------
David E. Reese

/s/ JAMES E. ROGERS*                           Date: January 5, 2001
------------------------------------------
James E. Rogers

                                               Date:
------------------------------------------
Brian H. Rowe



/s/ GEORGE A. SCHAEFER, JR.                    Date: January 5, 2001
------------------------------------------
George A. Schaefer, Jr.

/s/ JOHN J. SCHIFF, JR.*                       Date: January 5, 2001
------------------------------------------
John J. Schiff, Jr.



                                               Date:
------------------------------------------
Donald B. Schackelford



                                               Date:
------------------------------------------
Dennis J. Sullivan, Jr.



                                               Date:
------------------------------------------
Dudley S. Taft



                                               Date:
------------------------------------------
Thomas W. Traylor



* By:    /s/ GEORGE A. SCHAEFER, JR.
         ---------------------------
         George A. Schaefer, Jr.
         as attorney-in-fact pursuant to
         a power of attorney previously
         filed

                                INDEX TO EXHIBITS

Exhibit              Description of Exhibit
-------              ----------------------

  4.1 Amended Articles of Incorporation, as amended (Filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and incorporated by reference herein)*

  4.2 Code of Regulations, as amended (Filed as an Exhibit to the Registrant's Form S-4, Registration No. 33-63966, and incorporated by reference herein)*

  5.1         Opinion of Counsel employed by Fifth Third Bancorp**

 23.1         Consent of Counsel employed by Fifth Third Bancorp (included in
              Exhibit 5.1)**

 23.2         Consent of Deloitte & Touche LLP
-----------------
*        Incorporated by reference.
**       Previously filed.